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                                                                   EXHIBIT 10.38



                                    SUBLEASE


         This Sublease is entered into as of this 30th day of June, 1998, by and between Philips Consumer Communications, L.P. with offices at 535 Mountain Avenue, P.O. Box 1, Murray Hill, NJ 07974-0001, a Delaware limited partnership (hereinafter "Sublandlord") and SMART Modular Technologies, Inc., a California corporation, with offices at 4305 Cushing Parkway, Fremont, California 94538 (hereinafter "Subtenant").

                             INTRODUCTORY STATEMENTS

         A. By Lease dated August 14, 1996, as amended by First Amendment to Lease dated April 2, 1997, and Second Amendment to Lease dated September 5, 1997 (collectively the "Prime Lease") Berg & Berg Enterprises, Inc., a California corporation (the "Prime Landlord") leased to Philips Electronics North America Corporation certain space in the building known as Building I located at 45700 Northport Loop East, Fremont, CA (hereinafter called the "Building"). By Assignment and Assumption of Lease dated October 1, 1997 Philips Electronics North America assigned the lease to Sublandlord.

         B. Subtenant has agreed to sublet from Sublandlord certain portions of the Building.

         C. The parties desire to enter into this Sublease defining their respective rights, duties and liabilities relating to the Subleased Premises (defined below).


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                                   WITNESSETH

         NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

         1.  SUBLEASE

         Sublandlord, for and in consideration of the Subtenant's payment of the rent and performance of the covenants contained in this Sublease, does hereby demise and lease to Subtenant the following portion of the Building: 22,555 sq. ft. of the first floor of the Building as shown on the floor plan which is attached hereto as Exhibit A (the "Subleased Premises").

         2.  PARKING

         Subtenant shall be entitled to use eighty-four (84) of the Building's parking spaces on a first come first basis in the parking lot designated on Exhibit B.

         3. PRIME LEASE

         A true copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) is attached hereto as Exhibit C. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of



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the terms and conditions of the Prime Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Subleased Premises to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Prime Lease. For purposes of this Sublease, references in the Prime Lease to the "term" shall mean the Term of this Sublease and references to the "premises" in the Prime Lease shall mean the Subleased Premises. Except as otherwise provided herein, when any fraction, factor or formula, which is based on the number of square feet leased, is expressed in the Prime Lease, it will be adjusted by substituting the number of square feet of the Subleased Premises for the number of square feet of the Premises leased in the Prime Lease. Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party's breach, violation or nonperformance of any of its obligations under the Prime Lease, as incorporated herein. With the exceptions set forth herein, Subtenant shall be entitled to all of the rights and privileges of the Sublandlord as tenant under the terms of the Prime Lease with respect to the Subleased Premises. The following provisions of the Prime Lease shall not be incorporated into this Sublease: Premises, Term, Rent, Commencement Date Memorandum for Phase I, Commencement Date Memorandum for Phase II, (1) Possession including (1.1) and (1.2), (2) Lessee's Improvements including (2.1) and (2.2), (34)



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Brokers, (35) Option to Extend, (39) Expansion Agreement and Exhibits D, E.1,
E.2 and F.

         4. DEFINITIONS

         All terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease.

         5. PRIME LANDLORD

         Subtenant agrees to look solely to the Prime Landlord, and not to Sublandlord, for the performance of all services and obligations of the Prime Landlord under the Prime Lease with respect to the Subleased Premises. At Subtenant's expense and request, Sublandlord will take all reasonable actions necessary to enable Subtenant to enforce the Sublandlord's rights as tenant under the Prime Lease with respect to the Subleased Premises.

         6. TERM

         The term of this Sublease (the "Original Term" or "Term") shall be approximately Seventy eight (78) months commencing on the later of (i) July 15, 1998, (ii) upon Prime Landlord's consent or (iii) completion of the demising wall by Sublandlord (such later date, the "Commencement Date") and ending on December 31, 2004.

         Sublandlord shall grant Subtenant access to the Subleased Premises solely for the installation of its tenant improvements after execution of this Sublease, which may be prior to the Commencement Date. In exercising the foregoing right, Subtenant shall work with Sublandlord to minimize disruption or interference with Sublandlord's business or Sublandlord's use and occupancy of the Premises, and Subtenant shall obtain all



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necessary approvals prior to commencing any tenant improvements. Subtenant shall defend, indemnify and save harmless the Sublandlord, its affiliates and partners against all claims, liabilities, fines, penalties, damages, costs and expenses, including reasonable attorneys' fees and other costs of litigation because of injury, including death, to any person, or damage to any real property or personal property caused by any action or omission of Subtenant, Subtenant's employees and/or representatives except to the extent caused by the negligence or willful misconduct of Sublandlord, Sublandlord's employees and/or representatives. Subtenant shall provide Sublandlord with insurance certificates pursuant to Paragraph 15 prior to Sublandlord granting Subtenant access to the Subleased Premises.

         7. RENT

         a. The basic rent during the Original Term hereunder shall be in the amount of Two million, three hundred three thousand, three hundred sixteen and 60/00ths Dollars ($2,303,316.60) payable in lawful money of the United States of America. The basic rent shall accrue at the rate of Twenty seven thousand, nine hundred sixty eight and 26/00 Dollars ($27,968.26) per month for months 1-26, Twenty nine thousand, five hundred forty seven and 05/00 Dollars ($29,547.05) per month for months 27-56, and Thirty one thousand, three hundred fifty one and 45/00 Dollars ($31,351.45) per month for months 57-78 and shall be payable in advance on the first day of each calendar month during the Original Term except that a proportionately lesser sum may be paid for the first and last months of the Term of this Sublease



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if the Term commences on a date other than the first day of the month or ends on other than the last day of a month.

         b. In addition to the basic rent set forth in section 7.a. above, Subtenant shall pay Sublandlord (as and when due under the terms of the Prime Lease), as additional rent, its proportionate share of electric, gas and water expenses, triple net expenses of taxes, insurance, common area maintenance, and other utilities and expenses, which Sublandlord is obligated to pay to Prime Landlord under the terms of the Prime Lease. Subtenant's "Proportionate Share" shall be forty seven percent (47%), which is the number of square feet in Subleased Premises divided by number of square feet in the premises leased by Sublandlord.

         c. The terms "basic rent" and "additional rent" are sometimes referred to herein as "Rent" or "rent" and shall include all sums due from Subtenant to Sublandlord under the terms of this Sublease. All Rent shall be payable at the office of the Sublandlord at the following address:


                              535 Mountain Avenue,
                                   P.O. Box 1
                       Murray Hill, New Jersey 07974-0001
                            Attention: Loranza Rooker


or at such other address as directed by written notice from Sublandlord to Subtenant.

         8. REFUNDS

         Provided Subtenant is not in default under this Sublease, Sublandlord shall pay to Subtenant Subtenant's Proportionate Share of any sums which Sublandlord is entitled to receive from



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the Prime Landlord under the Prime Lease with respect to the Subleased Premises during the Term, including, but not limited to, any refunds of basic rent or additional rent which have been paid by Subtenant; however, such sums shall be paid to Subtenant only if Sublandlord has received payment of same from Prime Landlord. Payment (less any sums expended by Sublandlord for collection thereof) shall be made by Sublandlord to Subtenant within thirty (30) days of Sublandlord's receipt of any such sum.

         9. SECURITY DEPOSIT

         Subtenant has deposited with Sublandlord the sum of Twenty seven thousand nine hundred sixty eight and 26/00 Dollars ($27,968.26) as security for the full and faithful performance of every portion of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain an amount necessary of this security deposit to remedy such default. If any portion of said deposit is so used or applied, Subtenant shall, within ten (10) days after demand therefor, deposit funds with Sublandlord in an amount sufficient to restore the security deposit to its original amount, and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep this security deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit or such remaining balance thereof shall be



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returned to Subtenant within thirty (30) days of termination of the Term.

         10. SUBTENANT FIT-UP

         Sublandlord shall construct, at Sublandlord's sole cost and expense, a demising wall to demise the Premises as shown on Exhibit A (subject to Prime Landlord's approval). Such construction shall be done in compliance with the Americans with Disabilities Act (ADA) and all applicable state and local laws. Sublandlord shall segregate the electrical, mechanical and HVAC systems that control each individual space, at Sublandlord's sole cost and expense.

         Sublandlord shall deliver the Subleased Premises vacant of all occupants, clean and free of debris, with all carpets cleaned, and with all building systems (e.g., mechanical, HVAC, electrical, plumbing and roof) in good operating condition and repair. Sublandlord shall repair and maintain all such building systems throughout the Term of the Sublease.

         11.   ALTERATIONS

         Subtenant shall not make any alterations, improvements or installations in or to the Subleased Premises without the prior written consent of Sublandlord. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances, if required, shall be subject to the Prime Landlord's approval as provided in the Prime Lease. Any



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alterations, improvements or installations consented to by Sublandlord shall be made by Subtenant's contractors approved by Sublandlord, at the sole cost and expense of Subtenant. Subtenant shall carry or cause its contractors to carry
(i) worker's compensation insurance in statutory limits covering all persons employed in connection with such Alterations, and (ii) general commercial liability insurance covering any occurrence in or about the Subleased Premises in connection with such Alterations, which comply with the requirements of Paragraph 15. Subtenant shall indemnify Sublandlord against liability for any and all mechanics' and other liens filed in connection with the Alterations.

         12. REPAIRS AND MAINTENANCE

         Except as otherwise provided in this Sublease, any repair and maintenance obligations with respect to the Subleased Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant at Subtenant's sole cost and expense. Subtenant agrees that it will notify Sublandlord promptly of the need for any repair to the Subleased Premises, even if Sublandlord is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that Prime Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise



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Prime Landlord thereof. Sublandlord shall have no liability to Subtenant for
Prime Landlord's failure to make any such repair, provided, however, Sublandlord shall make good faith efforts to encourage Prime Landlord to fulfills its obligation under the Prime Lease to perform such repair.

         Subtenant shall defend, indemnify and save harmless the Sublandlord, affiliates and its partners, against all claims, liabilities, fines, penalties, damages, costs and expenses (including reasonable attorney's fees and other costs of litigation) caused by any negligent action or negligent omission of Subtenant, or any failure on the part of Subtenant to perform its obligations under this Section 12.

         13. UTILITIES AND SERVICES

         Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease. Subtenant shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublandlord shall not be responsible for Prime Landlord's failure to provide the same nor shall any such failure constitute an abrogation of any other terms or conditions of this Sublease. In addition to Subtenant's obligation to pay its Proportionate Share of the cost of such utilities and services, to the extent that Prime Landlord charges Sublandlord for any services or utilities or increases the cost of such services or utilities and such charge or increase is due to Subtenant's use of the Subleased Premises or such utilities or services, Subtenant



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agrees to pay the charges therefore promptly upon receipt of Sublandlord's bill.

         14. ASSIGNMENT AND SUBLEASING

         Subtenant shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part, without the prior written consent of Sublandlord and the Prime Landlord. In the event that the assignment or sublet of the Subleased Premises by Subtenant result in a profit, after related costs of subletting have been deducted, and unless otherwise claimed by Prime Landlord, such profits shall be split 50/50 between Sublandlord and Subtenant.

         Subtenant shall have the right of first offer to sublease additional space that may become available in the Building by the Sublandlord under the same terms and conditions contained herein. Subtenant shall have fifteen (15) business days from receipt of written notice from Sublandlord to respond in writing of its intentions to sublease the additional space. In the event Sublandlord does not receive notice from Subtenant within said fifteen (15) days Sublandlord shall have the right to sublease to a third party.

         15. INSURANCE

         Subtenant agrees to comply with all of the insurance requirements and obligations of Sublandlord as set forth in the Prime Lease and to name both Sublandlord and Prime Landlord as additional insureds on any required insurance policies.



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         16. NON-BINDING MEDIATION

         a. If a dispute arises out of or relates to this Sublease, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through non-binding mediation by submitting the dispute to a sole mediator selected by the parties or, at the option of a party, to mediation by the American Arbitration Association ("AAA"). If such dispute is not resolved by such non-binding mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled during the mediation.

         b. The direct expenses of the mediation, including the compensation and expenses of the mediator and the fees of the AAA, shall be borne equally by the parties. All other costs incurred by the parties to this Sublease, including the parties' legal expenses and their witnesses' expenses, shall be borne by the party incurring the expense. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

         17. COMPLIANCE WITH LAWS

         In addition to any obligations under the Prime Lease, Subtenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and municipal Governments and of any and all their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Subtenant or any subtenant or assignee of Subtenant, for the prevention and abatement of nuisances, violation or other



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grievances, in, upon or connected with the Subleased Premises to the extent caused by Subtenant during the Term or any renewal thereof, including without limitation all laws relating to environmental matters and the Americans with Disabilities Act to the extent such ADA requirements arise out of or relate to any new improvements made to the Subleased Premises by Subtenant and Subtenant's use and occupancy of the Subleased Premises, and shall also promptly comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires (collectively referred to as "Legal Requirements") at its own cost and expense.

         If Subtenant shall fail or neglect to comply with the aforesaid Legal Requirements, or if Subtenant shall fail or neglect to make any repairs required by the terms of this Sublease, during its use and occupancy of the Subleased Premises, and if such breach continues for a period of thirty (30) days after written notice from Prime Landlord or Sublandlord regarding same, or, if the breach cannot be cured within thirty (30) days, if Subtenant has not begun to cure the breach within such period and does not thereafter diligently prosecute the cure to completion, then Sublandlord or its agents may (but shall not be obligated to) enter the Subleased Premises and take such actions as necessary to cure the breach and comply with any and all of the said Legal Requirements, at the cost and expense of Subtenant; and, in case of Subtenant's failure to pay therefor, the said cost and expense shall be added to the next month's Rent and be due and payable as such.



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         Subtenant shall defend, indemnify and save harmless the Sublandlord, affiliates and its partners, against all claims, liabilities, fines, penalties, damages, costs and expenses (including reasonable attorney's fees and other costs of litigation) caused by any action or omission of Subtenant, or any failure on the part of Subtenant to perform its obligations under this Section 17.

         Sublandlord represents and warrants that it has delivered all documents in its possession relating to non-compliance or alleged non-compliance with Legal Requirements to Subtenant.

         18. LIMITATIONS ON SUBLANDLORD'S LIABILITY

         a. Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the environmental condition or compliance with Legal Requirements of the Building or the Subleased Premises except as provided in this Sublease and Subtenant accepts the Subleased Premises in AS IS condition.

         b. If Sublandlord assigns its leasehold estate in the Building, Sublandlord shall have no obligation to Subtenant that arises after that assignment. Subtenant shall then recognize Sublandlord's assignee as Sublandlord of this Sublease.

         c. Sublandlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof, provided, however, Sublandlord shall make good faith efforts to



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encourage Prime Landlord to fulfills its covenants and obligations under the
Prime Lease. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant's expense and upon prior notice to Sublandlord, and in the name of Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Subtenant's exercise of its rights under this paragraph.

         19. ESTOPPEL CERTIFICATES

         Either party hereto (the requested party) agrees that from time to time upon not less than fifteen (15) days prior notice by the other party (requesting party), the requested party or its duly authorized representative having knowledge of the following facts will deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent and other charges have been paid; (c) that to the best of the requested party's knowledge, the requesting



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party is not in default under any provision of this Sublease or if in default, the nature thereof in detail.

         20. SUBORDINATION

         This Sublease shall be subject and subordinate to the Prime Lease, any ground lease and to any mortgage or deed of trust thereon or on the fee simple interest in the Building or the land on which the Building is located.

         21. CASUALTY AND CONDEMNATION

         If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the provisions of the Prime Lease upon the occurrence of a casualty or condemnation, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant's property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

         22. CONSENT OR APPROVAL OF PRIME LANDLORD

         If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord or Subtenant may forward a request for consent or approval to the Prime Landlord, but Sublandlord shall not be responsible for



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obtaining such consent or approval. Sublandlord shall have no liability to
Subtenant for the failure of Prime Landlord to give its consent.

         23. NOTICES

         All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope or by nationally recognized overnight delivery service as follows:

                           To Subtenant:
                           SMART Modular Technologies, Inc.
                           4305 Cushing Parkway
                           Fremont, CA  94538
                           Attn:  General Counsel

                           To Sublandlord:
                           Philips Consumer Communications, L.P.
                           535 Mountain Avenue
                           P.O. Box 1
                           Murray Hill, NJ  07974-0001
                           Attention: Loranza Rooker, Global Facilities Director
                           Attention: General Counsel

         It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus five (5) days and shall be entitled to give Subtenant the amount of notice required to be given tenant under the Prime Lease less five (5) days. All notices shall be deemed given upon receipt or rejection.



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         Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than three (3) persons.

         24. BROKERS

         The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease, except Colliers Parrish International, Inc. (the "Broker(s)"). Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay any compensation, commissions and charges of the Broker(s) related to or arising out of this Sublease, in accordance with separate agreement(s) entered into between Sublandlord and Broker(s).

         If Subtenant subleases additional space from Sublandlord under Section 14 above, then Sublandlord agrees to pay any and all compensation, commissions and charges of the Broker(s) related to or arising out of such sublease of additional space.

         25. SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE

         Sublandlord (subject to Prime Landlord's consent) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.



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         26. TABLE OF CONTENTS - CAPTIONS

         The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Sublease nor in any way affect this Sublease.

         27. CONSENT TO SUBLEASE BY PRIME LANDLORD

         This Sublease shall not become operative until and unless the Prime Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for Prime Landlord's failure to consent to this Sublease. Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

         28. SIGNAGE

         Sublandlord shall remove appropriate signage at its sole cost and expense. Subtenant shall obtain all necessary approvals for any signage and install same at its sole cost and expense.

         29. ENTIRE AGREEMENT

         This Sublease (which includes each of the Exhibits attached hereto) contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) shall expressly refer to this Sublease and



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(b) shall be executed by the party against whom enforcement of the change, modification, termination, discharge or waiver shall be sought.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.


ATTEST/WITNESS:                        SUBLANDLORD

                                       By: /s/  L. Rooker                 (SEAL)
---------------------------                -------------------------------

                                       L. Rooker, Global Facilities Dir.
---------------------------            -----------------------------------------
Name and Title                         Name and Title


ATTEST/WITNESS:                        SUBTENANT

                                       By:  /s/  Ajay Shah                (SEAL)
---------------------------               --------------------------------
                                       Ajay Shah, President and CEO
---------------------------            -----------------------------------------
Name and Title                         Name and Title



         Prime Landlord executes this Sublease solely as evidence of its consent to the Sublease. Prime Landlord's consent to this Sublease shall not in any way be deemed a modification of the Prime Lease. Prime Landlord's consent to this Sublease shall not relieve Sublandlord of the obligation to obtain Prime Landlord's consent to any further subleasing.


ATTEST/WITNESS:                        PRIME LANDLORD

                                       By:
----------------------------               -------------------------------------

----------------------------               -------------------------------------
      Name and Title                                  Name and Title



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